EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46932 and No. 333-59689) and Form S-8 (No. 333-126421, No. 333-120158, No. 333-102825, No. 333-61072, No. 333-51436, No. 333-50752, No. 033-54423 and No. 333-171297) of International Flavors & Fragrances Inc. of our report dated February 25, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2014